Exhibit 1.02
Pitney Bowes Inc. Conflict Minerals Report
(as required by Item 1.01 and 1.02 of Form SD)
Pitney Bowes Inc. ("we," "us," "our," or the "Company") submits this report pursuant to Rule 13p-1 and Form SD (the "Rule") promulgated under the Securities Exchange Act of 1934 and adopted by the Securities and Exchange Commission pursuant to Section 1502 of the Dodd-Frank Financial Reform and Consumer Protection Act (the "Act"). This report describes the inquiry the Company undertook to obtain information from internal and external sources to ascertain whether any Pitney Bowes product contains tantalum, tin, tungsten, or gold ("Conflict Minerals" or "3TG") that originated in the Democratic Republic of the Congo or adjoining countries, as defined in the Act (collectively, the "Covered Countries"), and the due diligence Pitney Bowes conducted on the source and chain of custody of such minerals. This report covers parts and products manufactured or contracted to manufacture by the Company in the 2019 calendar year. Based on our inquiry, we have found that Conflict Minerals are necessary to the functionality or production of some of our products manufactured or contracted to manufacture in 2019.
Based on our due diligence for these 2019 products, our suppliers identified a total of 296 potential smelters or refiners in their supply chains that are also identified as smelters or refiners of 3TG in the Smelter Reference List of the Responsible Minerals Initiative's ("RMI") Conflict Minerals Reporting Template ("Template"). For a list of these reported entities, please refer to Appendix A.

•	243 of these 296 smelters, or 82%, are listed as conformant or active with the Responsible Minerals Assurance Process ("RMAP") (as of November 2019) - listed in Appendix A as "Active" or "Conformant"

•	45 of these 296 smelters are engaged in the RMI process but not yet finished - listed in Appendix A as "In Communication" or "Outreach Required"

•	8 of these 296 smelters are listed as "Due Diligence Vetting Process," "Communication Suspended - Not Interested" or "Non-Conformant" in Appendix A

Further investigation performed by a reputable third party on smelters listed as "Communication Suspended - Not
Interested" or "Non-Conformant" revealed that:

•	1 (Morris and Watson) is not certified as conformant to or active with an independent third-party audit program such as RMAP but claims to be a recycler and sourcing gold from New Zealand

•	1 (Abington Reldan Metals, LLC) had its status updated shortly before our follow-up investigation and is listed as a recycler

•	4 are listed as not certified as conformant to an independent third-party audit program such as RMAP, and Pitney Bowes is considering further action

Reasonable Country of Origin Inquiry
We conducted a reasonable country of origin inquiry to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries or were from recycled or scrap sources. To make this determination, we focused on engaging our direct suppliers to identify the smelters and refiners of necessary conflict minerals that may have been contained in our products and that are recognized by the RMI to be processors of conflict minerals, and reviewing available information on the sourcing of conflict minerals by these smelters and refiners.

As a downstream company, we are several levels removed from mining minerals. We did not buy any minerals directly from mines, smelters, or refiners for use in these 2019 products. Information regarding the countries from which the identified smelters and refiners may source 3TG was not readily available to us and was not always provided to us by the Surveyed Suppliers (defined below). As part of our efforts to determine the mine or location of origin of 3TG in our products, we searched for publicly available information on the sourcing practices of identified smelters and refiners. In some instances, conflict mineral policies and related resources were available on the RMI website for identified smelters and refiners that are listed as conformant with RMAP assessment protocols. However, we were unable to locate country of origin information for the Conflict Minerals processed by many of the identified smelters and refiners. In addition, many of the Surveyed Suppliers identified all of the smelters and refiners potentially associated with all of their product offering and did not always limit the information provided to products supplied to Pitney Bowes. To the extent we located information on the potential origin of 3TG processed by these conformant smelters or refiners, we identify those countries in Appendix B. However, due to limitations discussed above, Pitney Bowes is unable to confirm whether necessary 3TG metals contained in our products in fact originated in any of these countries.

Our due diligence activities are further described in this report.

1.	Pitney Bowes' Design of Due Diligence

A.	Due Diligence Framework
We designed our due diligence to conform, in all material respects, with the framework set out in the "Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas" and related Supplements on Tin, Tantalum and Tungsten and on Gold ("OECD Guidance"), published by the Organisation for Economic Cooperation and Development (the "OECD"). Since the Company does not buy Conflict Minerals directly from mines, smelters or refiners, we must rely on our suppliers to provide us with information regarding the source of the Conflict Minerals contained in the products and parts those suppliers provide to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. In this regard, we have designed our due diligence to leverage the due diligence tools developed by RMI, including a supplier survey based on the Template, which is designed to help companies identify the smelters and refiners that process the Conflict Minerals in a company's supply chain. We have incorporated the following five-step, risk-based approach to 3TG due diligence based on OECD Guidance into the design of our Conflict Minerals due diligence program:

•	establish and maintain appropriate internal management systems to identify and manage the 3TG in our global supply chain;

•	identify and assess any risks associated with the use of 3TG in our supply chain by obtaining and evaluating 3TG sourcing information from suppliers;

•	design and implement a strategy to respond to 3TG risks in our supply chain;

•	support independent auditing of smelter and refiner due diligence practices; and

•	report publicly on supply chain due diligence.

B.	Scope of Due Diligence.
In order to determine if products manufactured or contracted to manufacture by Pitney Bowes contain 3TG sourced from Covered Countries, we sought out industry best practices, reviewed current guidance from various associations such as the OECD and the Information Technology Industry Council ("ITI"), and attended industry association meetings to assess how other multinational corporations were approaching Conflict Minerals compliance.
Working with outside consultants, we developed a Conflict Minerals survey based on the Template and guidance from the RMI and ITI. Adapting to the evolution of Pitney Bowes' portfolio of products, we identified the suppliers involved in the supply chain of our Pitney Bowes branded products. We then removed suppliers that either do not contain tin, tantalum, tungsten or gold, or otherwise supplied equipment that is out of scope. Ultimately, we sent the Conflict Minerals survey to the 51 suppliers who (the "Surveyed Suppliers") are impacted by this rule. We asked the Surveyed Suppliers to respond with certain information, including their Conflict Minerals policies, usage of 3TG, and the smelters and refiners of Conflict Minerals in their supply chains.
The Surveyed Suppliers who completed the survey were asked to attest to the accuracy of their survey responses. The Product Compliance Team (defined below) monitored supplier responses to our surveys and contacted the Surveyed Suppliers who submitted incomplete responses or who failed to respond. We requested updated submittals from the

Surveyed Suppliers that submitted responses with a less than 75% response rate from their supply chain and suppliers that listed smelters with inaccurate information. Data received from Surveyed Suppliers through March 18, 2020 have been included in this report.
We collected and tracked the survey responses in our product compliance database for consolidation, validation, and further analysis. We also generated periodic status reports to track and review our progress in data collection and evaluate which suppliers needed additional help in completing the survey.

A.	Due Diligence Results for Pitney Bowes' 2019 Products
Based on our due diligence, we determined that Conflict Minerals were necessary to the functionality or production of various products from our hardware product offerings list, which includes a varied array of equipment that processes direct mail and/or enables transactional mail management and analytics that we manufactured or contracted to manufacture in 2019.
Some examples of these products include: postage meters, low-/medium-/high-volume mailing systems that can weigh, seal and apply postage to envelopes; inserters; folders; mail openers; tabbers; scales; printers; accessories; and peripherals.

B.	Pitney Bowes' Conflict Minerals Disclosure Posting
We have made public our activities related to Conflict Minerals in our Corporate Responsibility Report and have posted this Conflict Minerals Report to our website (follow this link and click on the Clients and Suppliers tab: Pitney Bowes Corporate Responsibility).1

2.	Pitney Bowes' Due Diligence Measures Undertaken for 2019 Products
In an effort to continue to identify and mitigate any risk that the use of 3TG in our products going forward may benefit armed groups in the Covered Countries, we have incorporated the relevant aspects of the OECD Guidance (as summarized in the sections that follow) into our risk management program for product stewardship requirements (including Conflict Minerals).

A.	Development of an Internal, Strong Management System.

1.	High level management oversight
In order to provide effective management support for, and high level escalation of issues relating to, the Company's overall supply chain due diligence efforts (inclusive of conflict minerals), we formed two cross-functional teams: the Environmental Product Compliance Team (the "Product Compliance Team") and the Environmental Committee (the "Environmental Committee").
The Product Compliance Team is comprised of representatives from Procurement, Supply Chain, Quality, Engineering, Environmental Health and Safety ("EHS"), and Global Product Line Management and other support groups. This team is responsible for assisting the Company in meeting the requirements of global product-compliance regulations.

1 References to our website and information available through this website are not incorporated by reference herein unless otherwise noted.

The Environmental Committee is made up of departmental managers holding senior positions in various departments in the company including: Procurement, Global Supply Chain, Engineering, EHS, Quality, Ethics and Compliance, Legal, Global Product Line Management, Enterprise Risk and Internal Audit and oversees the work of the Product Compliance Team. The Environmental Committee is tasked with providing guidance regarding environmental product compliance, authorizing the financial and human resources needed for product compliance, and enforcing corrective action measures within Company operations and within our supply chain. Members of the Environmental Committee report potential issues and company risks to the Enterprise Risk Management team. The Enterprise Risk Management team, comprised or members of senior management from various functions and business units, reviews the Company's efforts in managing a wide range of risks of the Company.

1.	Pitney Bowes' Conflict Minerals policy and procedures
We established a conflict minerals policy to guide our communications with and expectations for suppliers regarding Conflict Minerals. It is the Company's goal that we will not knowingly manufacture or contract to manufacture products that include Conflict Minerals that originate from the Covered Countries, unless they were processed by smelters and refiners that are certified as responsible or came from recycled or scrap sources. We communicated our expectation that our Surveyed Suppliers source products, parts and components from socially responsible sources and conduct reasonable due diligence on their supply chains in an effort to assure that Conflict Minerals are not knowingly sourced from the Covered Countries unless they were processed by smelters and refiners that are conformant with the RMAP or came from recycled or scrap sources.
We adopted and periodically review certain procedures and maintain the following steps regarding our use of 3TG:

•	Our Supplier Code of Conduct describes our Conflict Minerals and other product compliance requirements;

•	Our engineering standards and specifications include requirements to specify that suppliers must meet Section 1502(4) of the Dodd Frank Act;

•	Our Quality Assurance audit templates include supplier requirements with respect to products containing 3TG;

•	Incorporated consideration of conflict mineral issues within the Pitney Bowes Product Review Process

•	Periodically update and distribute to all suppliers our contractual language regarding certification that 3TG from Covered Countries is conflict free or came from recycled or scrap sources;

•	Annually publish Conflict Minerals information on our website and in our Corporate Responsibility Report;

•	Include Conflict Minerals in Enterprise Risk Management meetings to ensure regular review by our management;

•	Include review of Conflict Minerals supply chain data and related processes to the Company's standardized environmental compliance reviews of key suppliers;

•	Complete training classes through our learning management system and via video-conference and in person classes in order to educated relevant employees, where necessary;

•	Educate Suppliers and other partners regarding Conflict Minerals during business reviews, where necessary;

•	Continue to require Surveyed Suppliers to complete surveys with the goal of identifying the smelters and refineries used to process Conflict Minerals in their supply chain;

•	Maintain internal policies, written procedures, tools and training to ensure effective implementation of our Conflict Minerals management program;

•	Track and report supplier data in a product compliance information database and

•
Manage a supplier escalation protocol to ensure consistent and thorough management of unresponsive suppliers when needed - this protocol documents our supplier engagement and how we interact with unresponsive suppliers or suppliers who provide incomplete, questionable, or indeterminable information.

2.	Pitney Bowes' system of controls and transparency over the 3TG supply chain
As part of the Company's broader requirement that our suppliers provide us with accurate and complete information relating to the sources of all substances contained in any product, part or component they provide to us, we required that Surveyed Suppliers provide us with information on Conflict Minerals contained in such products, parts, or components.
Surveyed Suppliers who failed to respond to our request for data were subject to additional evaluation to determine whether further engagement or escalation was necessary.

3.	Pitney Bowes' engagement with suppliers
The Company has multiple methods to encourage our suppliers to commit to our policies requiring responsible supplier operations. We have communicated our Conflict Minerals requirements to our Suppliers and other product stewardship requirements, as applicable, to our global supply chain. In connection with our data collection efforts, we have explained to our Suppliers our requirements that they conduct their operations as socially responsible suppliers. In addition, we have revised our supplier form contract wording to include compliance with our Conflict Minerals efforts. Our supplier contracts have long contained provisions giving us the right to conduct unannounced visits to supplier sites and to request documentation to confirm the supplier's compliance with our policies and contractual requirements. Our Surveyed Suppliers have received information regarding Conflict Minerals requirements and completion of our product compliance database.

4.	Pitney Bowes' Company-level grievance mechanism
For many years, Pitney Bowes has maintained an Ethics Help Line which is available toll-free, 24 hours a day, seven days a week. The Ethics Help Line is operated by an outside firm and enables employees, clients and others to make inquiries and report concerns about potential violations of Company policy or the law, in many languages, without fear of retaliation. Anyone can contact the Ethics Help Line to report any concerns about Conflict Minerals that may be contained in our products.

B.	Identification and Assessment of Risk in Our Supply Chain.
The Company continues its program of conducting supply chain due diligence and risk assessment on supplier sources of 3TGs as described above in Section 1.

C.	Strategy for Responding to Identified Risks in Our 3TG Supply Chain.
As described above, the Product Compliance Team monitored supplier responses to our surveys and contacted Surveyed Suppliers who submitted incomplete responses or who failed to respond so that we could understand what was preventing them from submitting a full and final attestation regarding their product line. The Product Compliance Team also reviewed the data from the product compliance database to determine which Surveyed Suppliers had data gaps, had raised questions or had not been responsive. Any Surveyed Suppliers that were considered non-responsive or higher risk were escalated to designated internal teams and management for further evaluation as they were identified.
We also reported the findings and information gathered through our inquiry and due diligence to Pitney Bowes senior management.

D.	Support for Independent Third-party Audits of Supply Chain Due Diligence

Since we do not have direct relationships with smelters or refiners, we did not perform direct audits of these entities' supply chains of Conflict Minerals. However, we supported the development and implementation of smelter and refinery sourcing audits conducted by independent third parties and industry groups, such as the RMI's RMAP, through our conflict minerals policy and expectations regarding responsible sourcing of minerals from the Covered Countries.

3. Future Actions to Further Minimize Any Risk of Conflict Minerals Benefitting Armed Groups
The Company will continue to request information from our supply chain in order to meet the requirements of the Rule. Where there is reason to believe that a supplier is not adopting a Conflict Minerals policy or providing the necessary data to us, we will work with the supplier to address the issue. In the event of continued supplier deficiencies, we will consider appropriate measures including, if and as appropriate, termination of our relationship with a supplier.

Appendix A

List of Smelters / Refiners Identified by the Surveyed Suppliers

The following list provides the name, location and status of smelters and refiners identified by the Surveyed Suppliers. Pitney Bowes is unable to confirm that any or all smelters and refiners in this list processed the necessary 3TG metals contained in our products, since a number of the Surveyed Suppliers identified all smelters and refiners in their total supply chain and did not limit their responses to the specific products supplied to Pitney Bowes.

Smelter and refiner names and locations were drawn from the Smelter Reference List in the latest version of the Conflict Minerals Reporting Template ("Template"). Smelter and refiner status is based on information available to Pitney Bowes as of November 2019.    "Conformant" means listed by Responsible Minerals Initiative ("RMI") as conformant with Responsible Minerals Assurance Process ("RMAP") assessment protocols; "Active" means listed by RMI as having committed to undergo an audit or as participating in a similar assessment program such as the LBMA Responsible Gold Certification or Responsible Jewelry Council's Chain-of-Custody Certification. Smelters or refiners listed as "In Communication" or "Outreach Required" have begun discussions with or will be encouraged to participate in the RMAP audit.    Smelters and refiners designated by RMI as "Non-Conformant", "Communication Suspended - Not Interested", and "Due Diligence Vetting Process" are not currently conformant with RMAP assessment protocols and/or are not currently progressing toward participation in an audit. Entities that are no longer recognized as smelters or refiners are not included in the reference list below (for example, if they are no longer included in the Smelter Reference List of RMI's Template based on RMI's determination that the entity did not actually engage in smelting or refining activities or if we or RMI believe they are no longer in operation).

Metal	Smelter /Refiner Name	RMI Audit Status	Smelter/Refiner Location
Gold	8853 S.p.A.	Conformant	ITALY
Gold	Abington Reldan Metals, LLC	Non-Conformant	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	Conformant	UNITED STATES OF AMERICA
Gold	African Gold Refinery	Outreach Required	UGANDA
Gold	Aida Chemical Industries Co., Ltd.	Conformant	JAPAN
Gold	Al Etihad Gold Refinery DMCC	Conformant	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Conformant	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Conformant	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Conformant	BRAZIL
Gold	Argor-Heraeus S.A.	Conformant	SWITZERLAND
Gold	Asahi Pretec Corp.	Conformant	JAPAN
Gold	Asahi Refining Canada Ltd.	Conformant	CANADA
Gold	Asahi Refining USA Inc.	Conformant	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	Conformant	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Due Diligence Vetting Process	TURKEY
Gold	AU Traders and Refiners	Conformant	SOUTH AFRICA
Gold	Aurubis AG	Conformant	GERMANY
Gold	Bangalore Refinery	Conformant	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Conformant	PHILIPPINES
Gold	Boliden AB	Conformant	SWEDEN

Gold	C. Hafner GmbH + Co. KG	Conformant	GERMANY
Gold	Caridad	Communication Suspended - Not Interested	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	Conformant	CANADA
Gold	Cendres + Metaux S.A.	Conformant	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	Outreach Required	INDIA
Gold	Chimet S.p.A.	Conformant	ITALY
Gold	Chugai Mining	Conformant	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	In Communication	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	Outreach Required	GERMANY
Gold	Dijllah Gold Refinery FZC	In Communication	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH	Conformant	GERMANY
Gold	Dowa	Conformant	JAPAN
Gold	DS PRETECH Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	Conformant	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	Conformant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	Conformant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	Conformant	JAPAN
Gold	Emirates Gold DMCC	Conformant	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	Due Diligence Vetting Process	ZIMBABWE
Gold	Fujairah Gold FZC	Outreach Required	UNITED ARAB EMIRATES
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	Outreach Required	INDIA
Gold	Geib Refining Corporation	Conformant	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Conformant	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Outreach Required	CHINA
Gold	Guangdong Jinding Gold Limited	Outreach Required	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Outreach Required	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Outreach Required	CHINA
Gold	HeeSung Metal Ltd.	Conformant	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	Conformant	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	Conformant	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	Conformant	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	Outreach Required	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Outreach Required	CHINA
Gold	Hwasung CJ Co., Ltd.	Communication Suspended - Not Interested	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Conformant	CHINA
Gold	International Precious Metal Refiners	Outreach Required	UNITED ARAB EMIRATES

Gold	Ishifuku Metal Industry Co., Ltd.	Conformant	JAPAN
Gold	Istanbul Gold Refinery	Conformant	TURKEY
Gold	Italpreziosi	Conformant	ITALY
Gold	Japan Mint	Conformant	JAPAN
Gold	Jiangxi Copper Co., Ltd.	Conformant	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Conformant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	Conformant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	Conformant	JAPAN
Gold	Kaloti Precious Metals	Outreach Required	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	In Communication	KAZAKHSTAN
Gold	Kazzinc	Conformant	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	Conformant	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	Conformant	POLAND
Gold	Kojima Chemicals Co., Ltd.	Conformant	JAPAN
Gold	Korea Zinc Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	Conformant	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Outreach Required	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	Outreach Required	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	Outreach Required	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Outreach Required	CHINA
Gold	L'Orfebre S.A.	Conformant	ANDORRA
Gold	LS-NIKKO Copper Inc.	Conformant	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Outreach Required	CHINA
Gold	Marsam Metals	Conformant	BRAZIL
Gold	Materion	Conformant	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	Conformant	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	Conformant	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Conformant	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	Conformant	CHINA
Gold	Metalor Technologies S.A.	Conformant	SWITZERLAND
Gold	Metalor USA Refining Corporation	Conformant	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Conformant	MEXICO
Gold	Mitsubishi Materials Corporation	Conformant	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	Conformant	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	Conformant	INDIA
Gold	Modeltech Sdn Bhd	Active	MALAYSIA
Gold	Morris and Watson	Communication Suspended - Not Interested	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	Conformant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Conformant	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	Outreach Required	UZBEKISTAN

Gold	NH Recytech Company	Active	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	Conformant	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber- Scheideanstalt GmbH	Conformant	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	Conformant	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Conformant	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	Conformant	RUSSIAN FEDERATION
Gold	PAMP S.A.	Conformant	SWITZERLAND
Gold	Pease & Curren	Outreach Required	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	Outreach Required	CHINA
Gold	Planta Recuperadora de Metales SpA	Conformant	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	Conformant	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	Conformant	INDONESIA
Gold	PX Precinox S.A.	Conformant	SWITZERLAND
Gold	QG Refining, LLC	Outreach Required	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	Conformant	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	Outreach Required	CHINA
Gold	REMONDIS PMR B.V.	Conformant	NETHERLANDS
Gold	Royal Canadian Mint	Conformant	CANADA
Gold	SAAMP	Conformant	FRANCE
Gold	Sabin Metal Corp.	Outreach Required	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	Conformant	ITALY
Gold	SAFINA A.S.	Active	CZECH REPUBLIC
Gold	Sai Refinery	Outreach Required	INDIA
Gold	Samduck Precious Metals	Conformant	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	Communication Suspended - Not Interested	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	Conformant	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	Conformant	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	Outreach Required	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Outreach Required	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Conformant	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Conformant	CHINA
Gold	Singway Technology Co., Ltd.	Conformant	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Conformant	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	Conformant	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	Outreach Required	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	Outreach Required	LITHUANIA

Gold	Sudan Gold Refinery	Outreach Required	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	Conformant	JAPAN
Gold	SungEel HiMetal Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	Conformant	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	Conformant	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Conformant	CHINA
Gold	Tokuriki Honten Co., Ltd.	Conformant	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Outreach Required	CHINA
Gold	Tony Goetz NV	Active	BELGIUM
Gold	TOO Tau-Ken-Altyn	In Communication	KAZAKHSTAN
Gold	Torecom	Conformant	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	Conformant	BRAZIL
Gold	Umicore Precious Metals Thailand	Conformant	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	Conformant	BELGIUM
Gold	United Precious Metal Refining, Inc.	Conformant	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	Conformant	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	Conformant	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	Conformant	GERMANY
Gold	Yamakin Co., Ltd.	Conformant	JAPAN
Gold	Yokohama Metal Co., Ltd.	Conformant	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	Outreach Required	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Conformant	CHINA
Tantalum	Asaka Riken Co., Ltd.	Conformant	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Conformant	CHINA
Tantalum	CP Metals Inc.	Active	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	Conformant	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	Conformant	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	Conformant	CHINA
Tantalum	FIR Metals & Resource Ltd.	Conformant	CHINA
Tantalum	Global Advanced Metals Aizu	Conformant	JAPAN
Tantalum	Global Advanced Metals Boyertown	Conformant	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Conformant	CHINA
Tantalum	H.C. Starck Co., Ltd.	Conformant	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	Conformant	GERMANY
Tantalum	H.C. Starck Inc.	Conformant	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	Conformant	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Conformant	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Conformant	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Conformant	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Conformant	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	Conformant	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Conformant	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	Conformant	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Conformant	CHINA
Tantalum	KEMET Blue Metals	Conformant	MEXICO
Tantalum	KEMET Blue Powder	Conformant	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	Conformant	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	Conformant	INDIA
Tantalum	Mineracao Taboca S.A.	Conformant	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Conformant	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Conformant	CHINA
Tantalum	NPM Silmet AS	Conformant	ESTONIA
Tantalum	Power Resources Ltd.	Conformant	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	Conformant	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	Conformant	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	Conformant	CHINA
Tantalum	Solikamsk Magnesium Works OAO	Conformant	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	Conformant	JAPAN
Tantalum	Telex Metals	Conformant	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	Conformant	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Conformant	CHINA
Tin	Alent plc	Conformant	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	Outreach Required	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Conformant	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Conformant	CHINA
Tin	China Tin Group Co., Ltd.	Conformant	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Active	CHINA
Tin	Dowa	Conformant	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active	VIET NAM
Tin	EM Vinto	Conformant	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	In Communication	BRAZIL
Tin	Fenix Metals	Conformant	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Outreach Required	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	Conformant	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Conformant	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Conformant	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Conformant	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Conformant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Conformant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	Conformant	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	Conformant	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	Conformant	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	Conformant	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	Conformant	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	Conformant	MALAYSIA
Tin	Melt Metais e Ligas S.A.	Conformant	BRAZIL
Tin	Metallic Resources, Inc.	Conformant	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	Conformant	BELGIUM
Tin	Metallo Spain S.L.U.	Conformant	SPAIN
Tin	Mineracao Taboca S.A.	Conformant	BRAZIL
Tin	Minsur	Conformant	PERU
Tin	Mitsubishi Materials Corporation	Conformant	JAPAN
Tin	Modeltech Sdn Bhd	Conformant	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Outreach Required	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Conformant	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	Conformant	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	Conformant	BOLIVIA
Tin	Pongpipat Company Limited	Outreach Required	MYANMAR
Tin	Precious Minerals and Smelting Limited	Active	INDIA
Tin	PT Artha Cipta Langgeng	Conformant	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	Conformant	INDONESIA
Tin	PT Mitra Stania Prima	Conformant	INDONESIA
Tin	PT Refined Bangka Tin	Conformant	INDONESIA
Tin	PT Timah Tbk Kundur	Conformant	INDONESIA
Tin	PT Timah Tbk Mentok	Conformant	INDONESIA
Tin	Resind Industria e Comercio Ltda.	Conformant	BRAZIL
Tin	Rui Da Hung	Conformant	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	Conformant	BRAZIL
Tin	Super Ligas	Outreach Required	BRAZIL
Tin	Super Ligas	Outreach Required	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Conformant	VIET NAM
Tin	Thai Solder Industry Corp., Ltd.	Conformant	THAILAND
Tin	Tin Technology & Refining	Conformant	UNITED STATES OF AMERICA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Outreach Required	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	Conformant	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Conformant	CHINA
Tin	Yunnan Tin Company Limited	Conformant	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Conformant	CHINA
Tungsten	A.L.M.T. Corp.	Conformant	JAPAN
Tungsten	ACL Metais Eireli	Conformant	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	Conformant	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Conformant	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	Outreach Required	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Conformant	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Conformant	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Conformant	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Conformant	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Conformant	CHINA
Tungsten	Global Tungsten & Powders Corp.	Conformant	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Conformant	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	Conformant	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Conformant	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Conformant	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Conformant	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Conformant	CHINA
Tungsten	Hydrometallurg, JSC	Conformant	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	Conformant	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Active	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Communication Suspended - Not Interested	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Conformant	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Kennametal Fallon	Conformant	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	Conformant	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd.	Conformant	TAIWAN, PROVINCE OF CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Conformant	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	Conformant	VIET NAM
Tungsten	Moliren Ltd.	Conformant	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	Conformant	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Conformant	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Conformant	VIET NAM
Tungsten	Unecha Refractory metals plant	Conformant	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG	Conformant	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	Conformant	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Conformant	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Conformant	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Conformant	CHINA

APPENDIX B

Countries of Origin

Potential countries of origin for 3TG processed by conformant smelters or refiners may include (but are not necessarily limited to):

ANDORRA AUSTRALIA AUSTRIA BELGIUM BOLIVIA BRAZIL CANADA CHILE CHINA
CZECH REPUBLIC ESTONIA FRANCE GERMANY HONG KONG INDIA INDONESIA ITALY
JAPAN KAZAKHSTAN KOREA, REPUBLIC OF KYRGYZSTAN LITHUANIA
MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF MALAYSIA
MEXICO MYANMAR NETHERLANDS NEW ZEALAND PERU PHILIPPINES POLAND
RUSSIAN FEDERATION RWANDA
SAUDI ARABIA SINGAPORE SOUTH AFRICA SPAIN SUDAN SWEDEN
SWITZERLAND
TAIWAN, PROVINCE OF CHINA THAILAND
TURKEY UGANDA
UNITED ARAB EMIRATES UNITED STATES OF AMERICA UZBEKISTAN
VIET NAM ZAMBIA ZIMBABWE